PRESS RELEASE

March 13, 2025

Century Casinos, Inc. Announces Fourth Quarter and Full Year 2024 Results

2025 Looks Promising After Opening of New Land-Based Casino in Missouri

Colorado Springs, Colorado – March 13, 2025 – Century Casinos, Inc. (the “Company”, “we”, “us”, or “our”)  (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2024.

Fourth Quarter 2024 Results*

Compared to the three months ended December 31, 2023:

•	Net operating revenue was $137.8 million, a decrease of (4%).
•	Loss from operations was ($36.2) million, a change of (388%).
•	Net loss attributable to Century Casinos, Inc. shareholders was ($64.9) million, a change of (500%), and basic net loss per share was ($2.11).
•	Adjusted EBITDAR** was $21.1 million, a decrease of (17%).

2024 Results*

Compared to the year ended December 31, 2023:

•	Net operating revenue was $575.9 million, an increase of 5%.
•	Earnings from operations were $4.3 million, a decrease of (93%).
•	Net loss attributable to Century Casinos, Inc. shareholders was ($128.2) million, a change of (355%), and basic net loss per share was ($4.19).
•	Adjusted EBITDAR** was $102.7 million, a decrease of (10%).

“The highlight of the fourth quarter 2024 was the successful opening of the new land-based casino and hotel in Caruthersville, Missouri on November 1, 2024,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “We continue to see weak trends from retail and low-end customers, which we believe is due to macro-economics impacting consumer spending in our markets. However, with no construction or renovation disruptions and the opportunity to realize returns from our recent growth capital initiatives, we believe Adjusted EBITDAR and cash flow will improve in 2025 as compared to 2024,” Messrs. Haitzmann and Hoetzinger concluded.

UPDATES

Nugget Goodwill Impairment – The Company impaired goodwill at its Nugget Casino Resort (the “Nugget”) property based on estimated market conditions and performance, resulting in $43.7 million recorded to impairment – goodwill for the three months and year ended December 31, 2024. The impairment negatively impacted (loss) earnings from operations and net loss attributable to Century Casinos, Inc. shareholders for the three months and year ended December 31, 2024.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR is a Non-US GAAP financial measure. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

RESULTS

The consolidated results for the three months and years ended December 31, 2024 and 2023 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,		%	ended December 31,		%
Consolidated Results:	2024	2023	Change	2024	2023	Change
Net Operating Revenue	$137,766	$143,760	(4%)	$575,919	$550,206	5%
(Loss) Earnings from Operations	(36,154)	12,551	(388%)	4,316	64,046	(93%)
Net Loss Attributable to Century Casinos, Inc. Shareholders	$(64,894)	$(10,821)	(500%)	$(128,170)	$(28,198)	(355%)

Adjusted EBITDAR**	$21,078	$25,358	(17%)	$102,678	$114,047	(10%)

Net Loss Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$(2.11)	$(0.36)	(486%)	$(4.19)	$(0.93)	(351%)
Diluted	$(2.11)	$(0.36)	(486%)	$(4.19)	$(0.93)	(351%)

results by Reportable Segment*

The Company’s net operating revenue decreased by ($6.0) million, or (4%), and increased by $25.7 million, or 5%, for the three months and year ended December 31, 2024 compared to the three months and year ended December 31, 2023.  Following is a summary of the changes in net operating revenue by reportable segment for the three months and year ended December 31, 2024 compared to the three months and year ended December 31, 2023:

	Net Operating Revenue
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2024	2023	Change	Change	2024	2023	Change	Change
United States	$99,981	$102,957	$(2,976)	(3%)	$419,668	$380,591	$39,077	10%
Canada	17,894	19,187	(1,293)	(7%)	76,317	75,449	868	1%
Poland	19,870	21,616	(1,746)	(8%)	79,900	94,105	(14,205)	(15%)
Corporate and Other	21	—	21	100%	34	61	(27)	(44%)
Consolidated	$137,766	$143,760	$(5,994)	(4%)	$575,919	$550,206	$25,713	5%

2/11

The Company’s earnings from operations decreased by ($48.7) million, or (388%), and by ($59.7) million, or (93%), for the three months and year ended December 31, 2024 compared to the three months and year ended December 31, 2023.  Following is a summary of the changes in (loss) earnings from operations by reportable segment for the three months and year ended December 31, 2024 compared to the three months and year ended December 31, 2023:

	(Loss) Earnings from Operations
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2024	2023	Change	Change	2024	2023	Change	Change
United States	$(34,507)	$12,386	$(46,893)	(379%)	$6,257	$63,998	$(57,741)	(90%)
Canada	3,630	4,344	(714)	(16%)	15,832	15,074	758	5%
Poland	(2,310)	413	(2,723)	(659%)	(3,726)	5,549	(9,275)	(167%)
Corporate and Other	(2,967)	(4,592)	1,625	35%	(14,047)	(20,575)	6,528	32%
Consolidated	$(36,154)	$12,551	$(48,705)	(388%)	$4,316	$64,046	$(59,730)	(93%)

(Loss) earnings from operations was impacted by the impairment of goodwill at the Nugget, resulting in $43.7 million of expense during the fourth quarter of 2024.

Net earnings attributable to Century Casinos, Inc. shareholders decreased by ($54.1) million, or (500%), and by ($100.0) million, or (355%), for the three months and year ended December 31, 2024 compared to the three months and year ended December 31, 2023.  Following is a summary of the changes in net (loss) earnings attributable to Century Casinos, Inc. shareholders by reportable segment for the three months and year ended December 31, 2024 compared to the three months and year ended December 31, 2023:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2024	2023	Change	Change	2024	2023	Change	Change
United States	$(50,756)	$483	$(51,239)	(10608%)	$(76,422)	$18,036	$(94,458)	(524%)
Canada	117	6,087	(5,970)	(98%)	3,390	8,626	(5,236)	(61%)
Poland	(1,194)	385	(1,579)	(410%)	(1,909)	3,446	(5,355)	(155%)
Corporate and Other	(13,061)	(17,776)	4,715	27%	(53,229)	(58,306)	5,077	9%
Consolidated	$(64,894)	$(10,821)	$(54,073)	(500%)	$(128,170)	$(28,198)	$(99,972)	(355%)

Items deducted from or added to (loss) earnings from operations to arrive at net (loss) earnings attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax (benefit) expense, and non-controlling interests. Increased interest expense negatively impacted net loss (earnings) attributable to Century Casinos, Inc. shareholders. In 2024, interest expense increased primarily due to additional properties added to the Company’s triple net master lease (“Master Lease”) with subsidiaries of VICI Properties Inc. Net loss (earnings) attributable to Century Casinos, Inc. shareholders also was impacted by the recording of a valuation allowance on our net deferred tax assets related to the United States resulting in additional income tax expense and, as stated above, the impairment of goodwill at the Nugget during the fourth quarter of 2024.

3/11

Adjusted EBITDAR** decreased by ($4.3) million, or (17%), and by ($11.4) million, or (10%), for the three months and year ended December 31, 2024 compared to the three months and year ended December 31, 2023.  Following is a summary of the changes in Adjusted EBITDAR** by reportable segment for the three months and year ended December 31, 2024 compared to the three months and year ended December 31, 2023:

	Adjusted EBITDAR**
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2024	2023	Change	Change	2024	2023	Change	Change
United States	$20,436	$22,109	$(1,673)	(8%)	$93,791	$98,190	$(4,399)	(4%)
Canada	4,681	5,617	(936)	(17%)	20,162	20,003	159	1%
Poland	(603)	952	(1,555)	(163%)	2,563	8,062	(5,499)	(68%)
Corporate and Other	(3,436)	(3,320)	(116)	(3%)	(13,838)	(12,208)	(1,630)	(13%)
Consolidated	$21,078	$25,358	$(4,280)	(17%)	$102,678	$114,047	$(11,369)	(10%)

Balance Sheet and Liquidity

As of December 31, 2024, the Company had $98.8 million in cash and cash equivalents compared to $171.3 million in cash and cash equivalents at December 31, 2023.  Cash and cash equivalents decreased primarily due to purchases of property and equipment of $59.2 million and tax payments of $12.2 million related to the September 2023 sale and leaseback of the Company’s Canada properties. As of December 31, 2024, the Company had  $339.6 million in outstanding debt compared to  $346.8 million in outstanding debt at December 31, 2023.  The outstanding debt as of December 31, 2024 included $336.9 million related to a term loan under the Company’s credit agreement with Goldman Sachs Bank USA (“Goldman”), $1.4 million of bank debt related to Century Resorts Management GmbH (“CRM”) and $1.3 million related to a revolving credit facility related to Casinos Poland (“CPL”). The Company also has a revolving line of credit with Goldman of up to $30.0 million.  If the Company has aggregate outstanding revolving loans, swingline loans and letters of credit greater than $10.5 million under the credit agreement with Goldman as of the last day of any fiscal quarter, it is required to maintain a Consolidated First Lien Net Leverage Ratio of 5.50 to 1.00 or less for such fiscal quarter. As of December 31, 2024, the Consolidated First Lien Net Leverage Ratio exceeded 5.50 to 1.00, but the Company had no outstanding revolving loans, swingline loans or letters of credit under the credit agreement with Goldman. The Company also has a $701.0 million long-term financing obligation under the Master Lease.

Conference Call Information

Today the Company will post a copy of its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2024 on its website at www.cnty.com/investor/financials/sec-filings/.

The Company will host its fourth quarter 2024 earnings conference call today, Thursday,  March 13, 2025 at 8:00 am MDT. U.S. domestic participants should dial 1-888-999-5318. For all international participants, please use  848-280-6460 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at https://app.webinar.net/8L4ERZvR0xq or obtain a recording of the call on the Company’s website until March 31, 2025 at www.cnty.com/investor/financials/sec-filings/.

4/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Loss

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2024	2023	2024	2023
Operating revenue:
Net operating revenue	$137,766	$143,760	$575,919	$550,206
Operating costs and expenses:
Total operating costs and expenses	173,920	131,209	571,603	487,281
Earnings from equity investment	—	—	—	1,121
(Loss) earnings from operations	(36,154)	12,551	4,316	64,046
Non-operating (expense) income, net	(25,125)	(24,963)	(97,728)	(87,878)
Loss before income taxes	(61,279)	(12,412)	(93,412)	(23,832)
Income tax (expense) benefit	(2,374)	3,994	(27,673)	5,343
Net loss	(63,653)	(8,418)	(121,085)	(18,489)
Net earnings attributable to non-controlling interests	(1,241)	(2,403)	(7,085)	(9,709)
Net loss attributable to Century Casinos, Inc. shareholders	$(64,894)	$(10,821)	$(128,170)	$(28,198)

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(2.11)	$(0.36)	$(4.19)	$(0.93)
Diluted	$(2.11)	$(0.36)	$(4.19)	$(0.93)

Weighted average common shares
Basic	30,683	30,360	30,617	30,274
Diluted	30,683	30,360	30,617	30,274

Condensed Consolidated Balance Sheets
	December 31,	December 31,
Amounts in thousands	2024	2023
Assets
Current assets	$135,549	$207,017
Property and equipment, net	922,146	913,561
Other assets	168,617	239,084
Total assets	$1,226,312	$1,359,662

Liabilities and Equity
Current liabilities	$86,044	$93,619
Non-current liabilities	1,058,264	1,051,602
Century Casinos, Inc. shareholders' equity	(9,300)	121,392
Non-controlling interests	91,304	93,049
Total liabilities and equity	$1,226,312	$1,359,662

5/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR** to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(50,756)	$117	$(1,194)	$(13,061)	$(64,894)
Interest expense (income), net (1)	12,406	3,243	29	9,729	25,407
Income tax expense (benefit)	2,073	306	(380)	375	2,374
Depreciation and amortization	11,222	1,053	349	29	12,653
Net earnings (loss) attributable to non-controlling interests	1,770	68	(597)	—	1,241
Non-cash stock-based compensation	—	—	—	(500)	(500)
Gain on foreign currency transactions, cost recovery income and other	—	(106)	(168)	(8)	(282)
Impairment - goodwill (2)	43,716	—	—	—	43,716
Loss on disposition of fixed assets	5	—	586	—	591
Pre-opening and termination expenses	—	—	772	—	772
Adjusted EBITDAR	$20,436	$4,681	$(603)	$(3,436)	$21,078

(1)	See “Reconciliation of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(2)	Related to impairment of goodwill at the Nugget.

	For the three months ended December 31, 2023
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$483	$6,087	$385	$(17,776)	$(10,821)
Interest expense (income), net (1)	11,653	1,747	(60)	11,369	24,709
Income tax (benefit) expense	(1,471)	(3,962)	135	1,304	(3,994)
Depreciation and amortization	9,675	1,214	534	57	11,480
Net earnings attributable to non-controlling interests	1,721	491	192	—	2,404
Non-cash stock-based compensation	—	—	—	864	864
Loss (gain) on foreign currency transactions and cost recovery income	1	35	(239)	444	241
Loss on disposition of fixed assets	47	5	5	108	165
Acquisition costs	—	—	—	310	310
Adjusted EBITDAR	$22,109	$5,617	$952	$(3,320)	$25,358

(1)	See “Reconciliation of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

6/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR** to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(76,422)	$3,390	$(1,909)	$(53,229)	$(128,170)
Interest expense (income), net (1)	47,566	12,544	(41)	40,654	100,723
Income tax expense (benefit)	28,016	1,010	(237)	(1,116)	27,673
Depreciation and amortization	43,254	4,368	1,811	162	49,595
Net earnings (loss) attributable to non-controlling interests	7,097	943	(955)	—	7,085
Non-cash stock-based compensation	—	—	—	66	66
Loss (gain) on foreign currency transactions, cost recovery income and other (2)	24	(2,057)	(584)	(356)	(2,973)
Impairment - goodwill (3)	43,716	—	—	—	43,716
Loss (gain) on disposition of fixed assets	540	(36)	953	—	1,457
Acquisition costs	—	—	—	(19)	(19)
Pre-opening and termination expenses	—	—	3,525	—	3,525
Adjusted EBITDAR	$93,791	$20,162	$2,563	$(13,838)	$102,678

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

(2)	Included in the Canada segment is $1.1 million related to cost recovery income for CDR.
(3)	Related to goodwill impairment at the Nugget.

	For the year ended December 31, 2023
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$18,036	$8,626	$3,446	$(58,306)	$(28,198)
Interest expense (income), net (1)	38,024	11,527	(345)	42,605	91,811
Income tax expense (benefit)	2,654	(4,256)	1,534	(5,275)	(5,343)
Depreciation and amortization	33,739	4,590	2,482	232	41,043
Net earnings attributable to non-controlling interests	5,284	2,701	1,724	—	9,709
Non-cash stock-based compensation	—	—	—	3,610	3,610
(Gain) loss on foreign currency transactions, cost recovery income and other (2)	(84)	(3,195)	(810)	401	(3,688)
Loss on disposition of fixed assets	537	10	31	113	691
Acquisition costs	—	—	—	4,412	4,412
Adjusted EBITDAR	$98,190	$20,003	$8,062	$(12,208)	$114,047

(1)	See “Reconciliation of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(2)	Included in the Canada segment is $1.7 million gain related to the earn out payment from the sale of casino operations in Calgary in 2020 and $3.5 million cost recovery income for CDR.

7/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDAR Margins ***

		For the three months		For the year
		ended December 31,		ended December 31,
		2024	2023	2024	2023
United States	Net Operating Revenue	$99,981	$102,957	$419,668	$380,591
	Net Earnings (Loss) Margin	(51%)	1%	(18%)	5%
	Adjusted EBITDAR Margin	20%	22%	22%	26%

Canada	Net Operating Revenue	$17,894	$19,187	$76,317	$75,449
	Net Earnings (Loss) Margin	1%	32%	4%	11%
	Adjusted EBITDAR Margin	26%	29%	26%	27%

Poland	Net Operating Revenue	$19,870	$21,616	$79,900	$94,105
	Net Earnings (Loss) Margin	(6%)	2%	(2%)	4%
	Adjusted EBITDAR Margin	(3%)	4%	3%	9%

Corporate and Other	Net Operating Revenue	$21	$—	$34	$61
	Net Earnings (Loss) Margin	NM (1)	NM	NM	NM
	Adjusted EBITDAR Margin	NM	NM	NM	NM

Consolidated	Net Operating Revenue	$137,766	$143,760	$575,919	$550,206
	Net Earnings (Loss) Margin	(47%)	(8%)	(22%)	(5%)
	Adjusted EBITDAR Margin	15%	18%	18%	21%

(1)	Not meaningful.

Reconciliation of Interest (Income) Expense, Net

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands	2024	2023	2024	2023
Interest income	$(534)	$(1,775)	$(2,644)	$(2,114)
Interest expense - Credit Agreements	9,330	10,649	38,931	39,703
Interest expense - Master Lease Financing Obligation	15,770	15,081	61,356	42,426
Interest expense - CDR Land Lease (1)	—	—	—	1,450
Interest expense - Deferred Financing Costs	673	673	2,695	2,695
Interest expense - Miscellaneous	168	81	385	327
Interest expense - Other (2)	—	—	—	7,324
Interest expense (income), net	$25,407	$24,709	$100,723	$91,811

(1)	The CDR land lease ended on September 6, 2023 in conjunction with the sale and leaseback of our Canada properties.
(2)	Interest expense – Other consists of $7.3 million related to the loss on debt extinguishment related to our CDR land lease in 2023.

8/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Cash Rent Payments

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands	2024	2023	2024	2023
Master Lease	$14,005	$15,085	$51,834	$40,739
CDR Land Lease	—	—	—	1,258
Nugget Lease (1)	1,912	2,513	7,001	6,313

(1)

Represents payments with respect to the 50% interest in the Nugget Lease owned by Marnell Gaming, LLC through Smooth Bourbon, LLC (“Smooth Bourbon”), a 50% owned subsidiary of the Company that owns the real estate assets underlying the Nugget Casino Resort.

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of December 31, 2024:

Reportable Segment	Operating Segment	Reporting Unit
United States	East	Mountaineer Casino, Resort & Races
Rocky Gap Casino, Resort & Golf
	Midwest	Century Casino & Hotel — Central City
Century Casino & Hotel — Cripple Creek
Century Casino & Hotel — Cape Girardeau
Century Casino & Hotel — Caruthersville and The Farmstead
	West	Nugget Casino Resort and Smooth Bourbon, LLC
Canada	Canada	Century Casino & Hotel — Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
Century Downs Racetrack and Casino
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other (1)
Corporate Other (2)

(1)	The Company operated on ship-based casinos through April 16, 2023.
(2)

The Company’s equity interest in Smooth Bourbon was included in the Corporate Other reporting unit until April 3, 2023, when the Company acquired the Nugget Casino Resort and the Company began consolidating Smooth Bourbon.

9/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

* We define Adjusted EBITDAR as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income) (including interest expense related to the Master Lease), net, income taxes (benefit), depreciation, amortization, non-controlling interests net earnings (losses) and transactions, pre-opening expenses, termination expenses related to closing a casino, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. The Master Lease is accounted for as a financing obligation. As such, a portion of the periodic payment under the Master Lease is recognized as interest expense with the remainder of the payment impacting the financing obligation using the effective interest method. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDAR reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP.

Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric and is not considered a measure of performance recognized under GAAP. Adjusted EBITDAR is an additional metric used by analysts in valuing gaming companies subject to triple net leases such as our Master Lease since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) financial analysts refer to Adjusted EBITDAR when valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate, and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate.

Adjusted EBITDAR should not be construed as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, the most directly comparable GAAP measure, as indicators of our performance. In addition, Adjusted EBITDAR as used by us may not be defined in the same manner as other companies in our industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. Consolidated Adjusted EBITDAR should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, because it excludes the rent expense associated with our Master Lease and several other items.

** The Company defines net earnings (loss) margin as net earnings (loss) attributable to Century Casinos, Inc. shareholders divided by net operating revenue.

*** The Company defines Adjusted EBITDAR margin as Adjusted EBITDAR divided by net operating revenue. Adjusted EBITDAR margins are a non-US GAAP measure. Management uses these margins as one of several measures to evaluate the efficiency of the Company’s casino operations.

10/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. In the United States the Company operates the following operating segments: (i) in the East, the Mountaineer Casino, Resort & Races in New Cumberland, West Virginia and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland; (ii) in the Midwest, the Century Casinos & Hotels Cape Girardeau and Caruthersville in Missouri, and in Cripple Creek and Central City, Colorado; and (iii) in the West, the Nugget Casino Resort, in Reno-Sparks, Nevada. In Alberta, Canada, the Company operates Century Casino & Hotel in Edmonton, the Century Casino in St. Albert, Century Mile Racetrack and Casino in Edmonton and Century Downs Racetrack and Casino in Calgary. In Poland, the Company operates six casinos through its subsidiary Casinos Poland Ltd. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding projects in development and other opportunities, including our recently opened Caruthersville, Missouri land-based casino and hotel, licensing and reopening of our Poland casinos, our credit agreement with Goldman and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, impairments, and plans for our casinos and our Company including expectations regarding Adjusted EBITDAR and cash flow in 2025 and other estimates, forecasts and expectations regarding 2025 and later results, and any other statements that are not purely historical. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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